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Exhibit 10.24

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

        This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), made and entered into as of November 26, 2002, is by and between Lawson Software, Inc., a Delaware corporation (the "Borrower"), and U.S. Bank National Association, a national banking association (the "Bank").

RECITALS

        1.    The Bank and the Borrower entered into an Amended and Restated Credit Agreement dated as of May 31, 2001, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of September 4, 2001 (as amended, the "Amended and Restated Credit Agreement"); and

        2.    The Borrower desires to amend certain provisions of the Amended and Restated Credit Agreement, and the Bank has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

        NOW, THEREFORE, for the good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

        Section 1.    Capitalized Terms.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Credit Agreement, unless the context shall otherwise require.

        Section 2.    Amendments.    The Amended and Restated Credit Agreement is hereby amended as follows:

          2.1    Definitions.    The definition of "EBITDA" contained in Section 1.2 of the Amended and Restated Credit Agreement is amended to read in its entirety as follows:

            "EBITDA": For any period of determination, the consolidated net income of the Borrower before deductions for income taxes, Interest Expense, Non-cash Interest Expense, depreciation and amortization, the 1999 Option Payment, 2001 Redemption Charges, Stock Charges and the issuance of the HP Warrant and the HCA Warrant, and for the twelve months ending February 28, 2003, May 31, 2003, August 31, 2003 and November 30, 2003, before reduction for the Restructuring Charge, all as determined in accordance with GAAP.

          Section 1.2 of the Amended and Restated Credit Agreement is further amended by adding the following definition of "Restructuring Charge" thereto in correct alphabetical order:

            "Restructuring Charge": That certain one time restructuring charge in the approximate amount of $5,600,000 taken in connection with a reduction in force and closing a leased facility during the second fiscal quarter of the Borrower's fiscal year ending May 31, 2003.

          2.2.    Loss Limitation.    Section 6.17 of the Amended and Restated Credit Agreement is amended to read in its entirety as follows:

            6.17    Loss Limitation.    The Borrower will not suffer (a) a net loss in each of any two consecutive fiscal quarters beginning with the third fiscal quarter of the Borrower's fiscal year ending May 31, 2003 or (b) a net loss in any fiscal quarter in excess of $4,000,000, provided, however, that for purposes of determining the Borrower's compliance with subsections (a) and (b) of this covenant for the second fiscal quarter of the Borrower's fiscal year ending May 31, 2003 and the twelve months ending February 28, 2003, May 31, 2003, August 31, 2003 and November 30, 2003, the Restructuring Charge shall be added back to net income.

        Section 3.    Effectiveness of Amendments.    The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

          3.1    This Amendment duly executed by the Borrower.

          3.2    A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Certificate of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were delivered to the Bank with a certificate of the Secretary of the Borrower dated May 31, 2001 except for an amendment to the Certificate of Incorporation increasing the Borrower's authorized shares, and (ii) identifying each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the "Amendment Documents"), and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

          3.3    A reaffirmation of guaranty in form and substance reasonably satisfactory to the Bank, duly executed by each Guarantor.

          3.4    The Borrower shall have satisfied such other conditions as specified by the Bank, including payment of all unpaid legal fees and expenses incurred by the Bank through the date of this Amendment in connection with the Amended and Restated Credit Agreement and the Amendment Documents.

        Section 4.    Representations, Warranties, Authority, No Adverse Claim.

          4.1    Reassertion of Representations and Warranties, No Default.    The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Amended and Restated Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Amended and Restated Credit Agreement, and (b) there will exist no Default or Event of Default under the Amended and Restated Credit Agreement as amended by this Amendment on such date which has not been waived by the Bank.

          4.2    Authority, No Conflict, No Consent Required.    The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower's Certificate of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Bank.

          4.3    No Adverse Claim.    The Borrower warrants, acknowledges and agrees that no events have been taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Bank with respect to the Borrower's obligations under the Amended and Restated Credit Agreement as amended by this Amendment.

        Section 5.    Affirmation of Amended and Restated Credit Agreement, Further References.    The Bank and the Borrower each acknowledge and affirm that the Amended and Restated Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Amended and Restated Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Amended and Restated Credit Agreement are hereby amended and shall refer to the Amended and Restated Credit Agreement as amended by this Amendment.

        Section 6.    Merger and Integration, Superseding Effect.    This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

        Section 7.    Severability.    Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

        Section 8.    Successors.    The Amendment Documents shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.

        Section 9.    Legal Expenses.    The Borrower agrees to reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorney fees and legal expenses of Dorsey & Whitney LLP, counsel for the Bank) incurred in connection with the Amended and Restated Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Amended and Restated Credit Agreement.

        Section 10.    Headings.    The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

        Section 11.    Counterparts.    The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

        Section 12.    Governing Law.    THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

        Section 13.    Waiver.    Pursuant to the provisions of Section 6.17 of the Amended and Restated Credit Agreement the Borrower agreed that it would not suffer a net loss in excess of the amount set forth in such Section 6.17 for any fiscal quarter or in consecutive fiscal quarters. The Borrower has informed the Bank that it will suffer a net loss for the period ending November 30, 2002 in violation of the terms of Section 6.17 (the "Existing Default"). The Bank hereby waives the Existing Default for the period ending November 30, 2002. This waiver is limited to the express terms hereof and shall not extend to any other Default, Event of Default or period. This waiver is not, and shall not be deemed, a course of dealing or performance upon which the Borrower may rely with respect to any other Default, Event of Default or request for a waiver and the Borrower expressly waives any such claim.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:
LAWSON SOFTWARE, INC.
	By:	/s/ ROBERT G. BARBIERI
	Title:	CFO
BANK:
U.S. BANK NATIONAL ASSOCIATION
	By:	/s/ ROBERT A. ROSATI
	Title:	Vice President

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  Exhibit 10.24
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT